EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the Company as of December 31, 2000, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

NAME	WHERE
INCORPORATED
412357 Ontario Inc	Canada

A S Ruffel (Mozambique) Limitada	Mozambique

A S Ruffel (Private) Ltd	Zimbabwe

A.S. Ruffel (Proprietary) Limited	South Africa

A/O Pfizer	Russia

Adams (Thailand) Limited	Thailand

Adams Panama, Sociedad Anonima	Panama

Adams S.A	Argentina

Adenylchemie GmbH	Germany

Agouron Pharmaceuticals (Europe) Limited	United Kingdom

Agouron Pharmaceuticals Canada Inc	Canada

Agouron Pharmaceuticals, Inc	United States

American Chicle Company	United States

American Foods Industries, Inc	United States

AMS Medical Systems AG	Switzerland

Anaderm Research Corp	United States

Andean Services SA	Colombia

Bioindustria Farmaceutici S.p.A.	Italy

Biorell GmbH	Germany

Blue Cross S.r.l	Italy

C.P. Pharmaceuticals International C.V	Netherlands

Cachou Lajaunie	France

Capsugel AG/SA/ Ltd	Switzerland

Capsugel France	France

Charwell Pharmaceuticals Limited	United Kingdom

Chicle Adams, S.A	Colombia

Chicle Adams, S.A	Venezuela

Clark Gum Company Morocco	Morocco

Community Care Health Solutions Inc	United States

Community Health Care Solutions LLC	United States

Compania Distribuidora Del Centro, S.A. de C.V	Mexico

Compania Parke-Davis, Sociedad Anonima	Guatemala

Consumer Health Products (Minority Interests) Company	United Kingdom

Davis Médica, S.L., Sociedad Unipersonal	Spain

Dental Zement G.m.b.H.	Germany

Dismercasa de Panama, S.A	Panama

Dismercasa, S.A. de C.V.	El Salvador

Distribuidora Mercantil Centro Americana, S.A.	United States

Distribuidora Mercantil Centroamericana, Sociedad Anonima	Nicaragua

Duchem Laboratories Limited	India

Empresas Warner Lambert S.A.	Chile

Euronett, Inc.	United States

Eversharp Canada, Inc	Canada

Eversharp de Mexico S.A. de C.V	Mexico

EWL Eczacibasi Warner Lambert Ilac Sanayi ve Ticaret A.S	Turkey

Exchic C.A. Limited	Bermuda

Farkemo S.r.l.	Italy

Farminova, Produtos Farmaceuticos de Inovacao, Lda	Portugal

Gödecke Gesellschaft m.b.H.	Austria

Gödecke GmbH	Germany

Gödecke OTC Beteiligungs GmbH	Germany

Grupo Warner Lambert Mexico, S.A. De C.V	Mexico

Health Care Ventures, Inc	United States

Healthcare Market Research	United States

Heinrich Mack Nachf. G.m.b.H. & Co. KG	Germany

HII Holding, LLC	United States

Hilena Biologische und Chemische Erzeugnisse GmbH	Germany

International Affiliated Corporation	United States

International Affiliated Holdings B.V	Netherlands

International Capsule Co., Ltd	Thailand

International Company for Gum and Confectionery

(INCOGUM) SAE	Egypt

Inter-World Insurance Company Limited	Bermuda

Invicta Farma, S.A.	Spain

Island Pharmaceuticals Limited	Ireland

Jouveinal AG	Switzerland

Jouveinal Holland B.V.	Netherlands

Keystone Chemurgic Corp	United States

Laboratoire Beral, S.A	France

Laboratoires Pfizer S.A	Morocco

Laboratorios Laprofa, Sociedad Anonima	Guatemala

Laboratorios Parke Davis, S.L., Sociedad Unipersonal	Spain

Laboratorios Pfizer Lda	Portugal

Laboratorios Pfizer Ltda.	Brazil

Laboratorios Substantia, S.A	Venezuela

Lambert & Feasley, Inc	United States

Lambert Chemical Company Limited	United Kingdom

Leema Chemicals & Cosmetics Pvt. Ltd.	India

Losbanos Ltd.	Ireland

MED Urological, Inc	United States

Medicaps	France

Med-Tech Ventures, Inc	United States

Meito Adams Co., Ltd	Japan

MTG Divestitures Handels GmbH	Austria

MTG Divestitures Inc	United States

MTG Divestitures Limited	United Kingdom

MTG Divestitures Pty Ltd	Australia

MTG Divestitures S.C.A	France

Nefox Farma, S.A	Spain

Nostrum Farma, S.A	Spain

O.C.T. (Thailand) Limited	Thailand

Omni Laboratories Inc	Canada

Orsim, S.A	France

P.T. Capsugel Indonesia	Indonesia

P.T. Warner Lambert Indonesia	Indonesia

PanServ-Anzeigen Service GmbH	Germany

Parke Davis & Co. Limited	Jersey, Channel Islands

Parke Davis Accumulation Plan Pty Ltd	Australia

Parke Davis Corporation	Taiwan

Parke Davis Del Ecuador C.A	Ecuador

Parke Davis ESUT Pty Ltd	Australia

Parke Davis European Distributors Limited	Ireland

Parke Davis International Limited	Bahamas

Parke Davis Productos Farmaceuticos Lda	Portugal

Parke Davis Pty Limited	Australia

Parke Davis S.p.A	Italy

Parke Davis Zaire S.P.R.L	Zaire

Parke, Davis & Company	United States

Parke, Davis & Company Limited	Pakistan

Parke-Davis (Thailand) Limited	Thailand

Parke-Davis Afrique de l’Ouest	Senegal

Parke-Davis B.V.	Netherlands

Parke-Davis Gesellschaft GmbH	Austria

Parke-Davis GmbH	Germany

Parke-Davis Korea Limited	Korea

Parke-Davis Manufacturing Corp.	United States

Parke-Davis Pharmaceuticals Limited	Cayman Islands, British West Indies

Parke-Davis S.C.A	France

Parke-Davis Sales Corporation	Virgin Islands

P-D Co., Inc	United States

Pfizer (Ireland) Limited	Ireland

Pfizer (Malaysia) Sdn. Bhd	Malaysia

Pfizer (Namibia) (Proprietary) Limited	Namibia

Pfizer A.B	Sweden

Pfizer A.G	Switzerland

Pfizer A/S	Denmark

Pfizer A/S	Norway

Pfizer Africa & Middle East Company for Pharmaceuticals,

Animal Health & Chemicals S.A.E	Egypt

Pfizer Agricare Pty. Ltd.	Australia

Pfizer Algerie Sante et Nutrition Animale s.p.a.	Algeria

Pfizer Animal Health B.V	Netherlands

Pfizer Animal Health Korea Ltd.	South Korea

Pfizer Animal Health S.A.	Belgium

Pfizer Antilles Holdings N.V	Netherlands Antilles

Pfizer Asia Pacific Pte Ltd	Singapore

Pfizer B.V	Netherlands

Pfizer Beteiligungs G.m.b.H	Germany

Pfizer Canada Inc.	Canada

Pfizer Cia Ltda	Ecuador

Pfizer Commercial Holdings Limited	Isle of Man

Pfizer Consumer Healthcare S.r.l	Italy

Pfizer Coordination Center	Morocco

Pfizer Corporation	Panama

Pfizer Corporation Austria G.m.b.H	Austria

Pfizer Distribution Company	Ireland

Pfizer Egypt S.A.E	Egypt

Pfizer Enterprises Inc	United States

Pfizer European Service Center N.V	Belgium

Pfizer Export Company	Ireland

Pfizer G.m.b.H	Germany

Pfizer Global Holdings B.V.	Netherlands

Pfizer Group Limited	United Kingdom

Pfizer H.C.P. Corporation	United States

Pfizer Health Solutions Inc	United States

Pfizer Hellas, A.E	Greece

Pfizer Holding France	France

Pfizer Holding Mexico, S. de R.L. de C.V	Mexico

Pfizer Holding und Verwaltungs G.m.b.H	Germany

Pfizer Holdings B.V	Netherlands

Pfizer Holdings Europe	Ireland

Pfizer Holdings Ireland	Ireland

Pfizer Holdings Netherlands B.V	Netherlands

Pfizer Ilaclari A.S	Turkey

Pfizer International Bank Europe	Ireland

Pfizer International Corporation	Panama

Pfizer International Holdings Limited	Ireland

Pfizer International Inc	United States

Pfizer Inventory Co	United States

Pfizer Ireland Pharmaceuticals	Ireland

Pfizer Ireland Ventures	Ireland

Pfizer Italiana S.p.A.	Italy

Pfizer Laboratories (Proprietary) Limited	South Africa

Pfizer Laboratories Korea Limited	South Korea

Pfizer Laboratories Limited	Kenya

Pfizer Laboratories Limited	New Zealand

Pfizer Laboratories Limited	Pakistan

Pfizer Limitada	Angola

Pfizer Limited	Ghana

Pfizer Limited	India

Pfizer Limited	Tanzania

Pfizer Limited	Thailand

Pfizer Limited	Uganda

Pfizer Limited	United Kingdom

Pfizer Ltd.	Taiwan

Pfizer Manufacturing Ireland	Ireland

Pfizer Manufacturing LLC	United States

Pfizer Medical Systems, Inc	United States

Pfizer Medical Technology Group (Belgium) N.V	Belgium

Pfizer Medical Technology Group (Netherlands) B.V	Netherlands

Pfizer Medical Technology Group Aktiebolag	Sweden

Pfizer Medical Technology Group Limited	United Kingdom

Pfizer Medical Technology Group Pension Trustees Limited	United Kingdom

Pfizer Med-Inform Beratungs G.m.b.H	Austria

Pfizer Overseas, Inc	United States

Pfizer Oy	Finland

Pfizer Pension Trustees (Ireland) Limited	Ireland

Pfizer Pension Trustees Ltd	United Kingdom

Pfizer Pharm Algerie SPA	Algeria

Pfizer Pharmaceutical Trading Limited Liability Company

(a/k/a Pfizer Kft. or Pfizer LLC)	Hungary

Pfizer Pharmaceuticals B.V	Netherlands

Pfizer Pharmaceuticals Inc.

[a/k/a Pfizer Seiyaku Kabushiki Kaisha (PSK)]	Japan

Pfizer Pharmaceuticals Israel Ltd	Israel

Pfizer Pharmaceuticals Jersey Limited	Isle of Jersey

Pfizer Pharmaceuticals Korea Limited	South Korea

Pfizer Pharmaceuticals LLC	United States

Pfizer Pharmaceuticals Ltd	People’s Republic of China

Pfizer Pharmaceuticals Production Corporation	Panama

Pfizer Pharmaceuticals Production Corporation (Partnership)	Ireland

Pfizer Pharmaceuticals Production Corporation Limited	Isle of Man

Pfizer Pharmaceuticals, Inc	United States

Pfizer Pigments Inc.	United States

Pfizer Polska Sp. z.o.o	Poland

Pfizer Private Limited	Singapore

Pfizer Production LLC	United States

Pfizer Products Inc.	United States

Pfizer Pty. Ltd	Australia

Pfizer Research and Development Company N.V. / S.A	Belgium / Ireland

Pfizer Ringaskiddy Production Company	Isle of Man

Pfizer S.A	Belgium

Pfizer S.A	Colombia

Pfizer S.A	Costa Rica

Pfizer S.A	France

Pfizer S.A	Peru

Pfizer S.A	Venezuela

Pfizer S.G.P.S. Lda.	Portugal

Pfizer S.R.L.	Argentina

Pfizer s.r.o	Czech Republic

Pfizer Saidal Manufacturing	Algeria

Pfizer Service Company Ireland	Ireland

Pfizer Servicios de Mexico, S.A. de C.V	Mexico

Pfizer Shoji Co., Ltd	Japan

Pfizer Specialties Limited	Nigeria

Pfizer Technologies Ltd	United Kingdom

Pfizer Trading Corp	Taiwan

Pfizer Tunisie	Tunisia

Pfizer Ventures Limited	Isle of Jersey

Pfizer Zona Franca S.A	Costa Rica

Pfizer, Inc	Philippines

Pfizer, S.A. (a/k/a Pfizer Pharmaceutical)	Spain

Pfizer, S.A. de C.V	Mexico

Pfizer, S.A., S. en C	Spain

Plaistow Limited	Ireland

PQI Inc	Canada

Productos Adams C.A.	Ecuador

Programmable Pump Technologies, Inc	United States

PT. Pfidex Pharma	Indonesia

PT. Pfizer Indonesia	Indonesia

Quantum Investments S.A.	Uruguay

Quigley Company Inc	United States

Renrall K.K.	Japan

Renrall Limited	United States

Ribex S.r.L	Italy

Rivepar S.A.S.	France

Roerig A.B	Sweden

Roerig B.V.	Netherlands

Roerig S.A	Chile

Roerig, Produtos Farmaceuticos, Lda	Portugal

Roerig, S.A	Venezuela

S.A. Wilkinson Sword N. V	Belgium

S.D. Investments Pty. Ltd	Australia

Schick & Wilkinson Sword International B.V	Netherlands

Schick & Wilkinson-Sword Holding B.V	Netherlands

Schick (Malaysia) SDN BHD	Malaysia

Schick (Singapore) Private Limited	Singapore

Schick Asia Limited	Cayman Islands, British West Indies

Schick Nederland B.V	Netherlands

Schick North America, Inc	United States

Shiley Incorporated	United States

Shiley International	United States

Shiley Ltd	United Kingdom

Sinergis Farma-Produtos Farmaceuticos, Lda	Portugal

Site Realty, Inc	United States

Smith Brothers Cough Drops Canada Ltd.	Canada

SmithKline Animal Health (Proprietary) Limited	South Africa

SmithKline Animal Health (SWA) (Pty) Ltd	Namibia

SmithKline Beecham Animal Health (Singapore) Private Limited	Singapore

SmithKline Beecham Animal Health (Taiwan) Limited	Taiwan

Societe Nouvelle Des Pastilles De Vichy	France

Solinor Inc	United States

Spepharmax	France

Substantia	France

Suzhou Capsugel® Ltd	People’s Republic of China

Tabor Corporation	United States

Tetra GmbH	Germany

Tetra Heimtierbedarf GmbH & Co. KG	Germany

Tetra Heimtierbedarf Verwaltungsgesellschaft m.b.H	Germany

Tetra K.K.	Japan

Tetra Werke Holding GmbH, Berlin	Germany

The Kodiak Company Ltd	Bermuda

Thorney Company	Ireland

Unicliffe Limited	United Kingdom

Viagra Limited	United Kingdom

Vinci Farma, S.A.	Spain

W&A Grundstucksverwaltungs GbR	Germany

Wafin SRL	Italy

Warner Lambert (Hong Kong) Limited	Hong Kong

Warner Lambert (Kenya) Limited	Kenya

Warner Lambert (Portugal) Comercio e Industria, Limitada	Portugal

Warner Lambert (Taiwan) Limited	Taiwan

Warner Lambert (Zimbabwe) (Private) Limited	Zimbabwe

Warner Lambert Company (Malaysia) SDN BHD	Malaysia

Warner Lambert Consumer Healthcare Pty Limited	Australia

Warner Lambert Consumer Healthcare Vertriebs-GmbH	Germany

Warner Lambert de Venezuela S.A.	Venezuela

Warner Lambert Pty. Limited	Australia

Warner Lambert Del Uruguay S.A.	Uruguay

Warner Lambert Distribuidora, S.A. de C.V	Mexico

Warner Lambert Dominicana, S.A	Dominican Republic

Warner Lambert Espana, S.A	Spain

Warner Lambert Europe, N.V	Belgium

Warner Lambert Nordic AB	Sweden

Warner Lambert Pakistan (Private) Limited	Pakistan

Warner Lambert Peru S.A	Peru

Warner Lambert Poland Sp.z.o.o	Poland

Warner Lambert Research and Development Ireland Ltd	Ireland

Warner Lambert SAL	Lebanon

Warner-Lambert A.E	Greece

Warner-Lambert (Belgium) N.V	Belgium

Warner-Lambert (East Africa) Limited	Kenya

Warner-Lambert (Guangzhou) Limited	People’s Republic of China

Warner-Lambert (Nigeria) Limited	Nigeria

Warner-Lambert (NZ) Limited	New Zealand

Warner-Lambert (Schweiz) AG	Switzerland

Warner-Lambert (Singapore) Private Limited	Singapore

Warner-Lambert (Tanzania)	Tanzania

Warner-Lambert (Thailand) Limited	Thailand

Warner-Lambert (UK) Limited	United Kingdom

Warner-Lambert (West Indies) Ltd	Jamaica, West Indies

Warner-Lambert Bolivia S.A.	Bolivia

Warner-Lambert Caribbean Corporation	Virgin Islands

Warner-Lambert Company AG	Switzerland

Warner-Lambert Company	United States

Warner-Lambert Consumer Health Products (Eastleigh) Company	United Kingdom

Warner-Lambert Consumer Health Products Company	United Kingdom

Warner-Lambert Consumer Healthcare	Ireland

Warner-Lambert Consumer Healthcare	United Kingdom

Warner-Lambert Consumer Healthcare B.V	Netherlands

Warner-Lambert Consumer Healthcare cva	Belgium

Warner-Lambert Consumer Healthcare GmbH	Germany

Warner-Lambert Consumer Healthcare Pty. Limited	New Zealand

Warner-Lambert Consumer Healthcare S.Com.p.A.	Spain

Warner-Lambert Consumer Products GmbH & Co. KG	Germany

Warner-Lambert Cork Limited	Cayman Islands, British West Indies

Warner-Lambert de Costa Rica, Sociedad Anonima	Costa Rica

Warner-Lambert De El Salvador, S.A. De C.V.	El Salvador

Warner-Lambert de Honduras, Sociedad Anonima	Honduras

Warner-Lambert de Nicaragua, S.A	Nicaragua

Warner-Lambert de Panama, Sociedad Anonima	Panama

Warner-Lambert de Puerto Rico, Inc	Puerto Rico

Warner-Lambert Europaische Beteiligungs GmbH	Germany

Warner-Lambert GmbH	Germany

Warner-Lambert Guatemala, Sociedad Anonima	Guatemala

Warner-Lambert Healthcare Company	United Kingdom

Warner-Lambert Holland B.V	Netherlands

Warner-Lambert Hungary KFT	Hungary

Warner-Lambert Inc	Japan

Warner-Lambert Inc	United States

Warner-Lambert India Limited	India

Warner-Lambert Industria e Comercio Limitada	Brazil

Warner-Lambert International Company	United States

Warner-Lambert International N.V	Netherlands Antilles

Warner-Lambert Ireland	Ireland

Warner-Lambert LLC	United States

Warner-Lambert Manufacturing (Ireland) Ltd.	Cayman Islands, British West Indies

Warner-Lambert Philippines, Inc	Philippines

Warner-Lambert Plaistow Manufacturing	Ireland

Warner-Lambert Pottery Road Limited	Ireland

Warner-Lambert S.A. (Proprietary) Limited	South Africa

Warner-Lambert Santé Grand Public	France

Warner-Lambert Trading Company Limited	Hong Kong

Warner-Lambert, S.A.	United States

W-C Laboratories Inc.	United States

Wilcox Sweets (Proprietary) Limited	South Africa

Wilkinson Sword (1999) Limited	United Kingdom

Wilkinson Sword Gesellschaft GmbH	Austria

Wilkinson Sword GmbH	Germany

Wilkinson Sword Limited	United Kingdom

Wilkinson Sword Nederland B.V	Netherlands

Wilkinson Sword S.A.E	Spain

Wilkinson Sword S.p.A	Italy

Wilkinson Sword Spolka z organiczona odpowiedzialnoscia	Poland

Wilkinson Sword Tras Urunleri Ticaret Ltd	Turkey

Wilkinson Sword Verwaltungs GmbH	Germany

Willant N.V	Netherlands Antilles

Willinger Bros., Inc	United States

W-L (Europe)	United Kingdom

W-L (Italy)	United Kingdom

W-L (Portugal)	United Kingdom

W-L (Spain)	United Kingdom

W-L Holding	France

WL Cumbica LLC	United States

WW-G (UK) Limited	United Kingdom

Zalmplaat Holding B.V	Netherlands

Zoomedica Frickhinger GmbH	Germany